February 24, 2006



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:      Synergy Financial Group, Inc.
         File No. 0-50467

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Synergy Financial Group, Inc. dated February 21, 2006, and agree with the statements concerning our Firm contained in paragraphs one through four therein. We are not in a position to agree or disagree with the comments in the fifth paragraph.


Very truly yours,

/s/ GRANT THORNTON LLP